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                                  EXHIBIT 10.2
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                         GUARANTY AND SURETY AGREEMENT

     THIS AGREEMENT is made as of this 8th day of August, 1994, by ARBOR PROPERTY TRUST, a Delaware business trust with an address at Suite 800, One Tower Bridge, West Conshohocken, Pennsylvania 19428 ('Guarantor') in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association with an address at P.O. Box 7648, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101 ('Bank'), to secure obligations of Green Acres Mall Corp. ('Borrower'), a wholly owned subsidiary of Guarantor.

     Borrower and Bank have entered into an Amended and Restated Loan Agreement of even date herewith (as it may hereafter be amended, the 'Loan Agreement') pursuant to which Bank has agreed to make revolving credit loans (with an option to convert to a term loan) in an aggregate principal amount up to $5,900,000 (the 'Loans') to Borrower against its two Notes (the 'Notes') each in the principal amount of $5,900,000. Capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement. As a condition to entering into the Loan Agreement, Bank has required the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the undertakings of Bank pursuant to the Loan Agreement, and as an inducement to Bank to make the Loans provided for in the Loan Agreement, and intending to be legally bound, Guarantor hereby agrees as follows:

     1. Payment and Performance of the Obligations. In order to secure payment of the Notes by Borrower and performance of the Loan Agreement by Borrower, Guarantor hereby irrevocably and unconditionally guarantees to Bank, and becomes surety to Bank for, the due and punctual payment and performance of all the obligations of Borrower to Bank arising out of or provided for in the Notes or the Loan Agreement or under any of the security or collateral for the Loan (the 'Collateral') or under any renewals, extensions or modifications thereof, whether primary, secondary, direct, contingent, sole, joint, several or joint and several, including without limitation the payment of principal and any interest accruing thereon, now existing or hereafter at any time or times incurred (hereinafter referred to individually as 'Obligation' and collectively as 'Obligations'). If any Obligation is not paid or performed by Borrower punctually when due, subject to any applicable grace period, including without limitation any Obligation due by acceleration of the maturity thereof, Guarantor will, upon Bank's demand, immediately pay or perform such Obligation or cause the same to be paid or performed strictly in accordance with the terms thereof. Guarantor will pay to Bank, upon demand, all costs and expenses, including without limitation reasonable counsel fees, which may be incurred by Bank in the collection or enforcement of the Obligations or of Guarantor's obligations under this Agreement.

     2. Representations and Warranties. Guarantor represents and warrants to Bank that:

          (a) Guarantor is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing to conduct business in those jurisdictions in which its ownership of property or the conduct of its business requires such qualification, and has the requisite power and authority to make and perform this Agreement;

          (b) This Agreement has been duly authorized, executed and delivered by Guarantor and such execution and delivery and the performance by Guarantor of its obligations hereunder will not violate any applicable provision of law or any rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Guarantor nor conflict with or constitute a breach of or a default under the trust agreement of Guarantor or any instrument to which Guarantor is a party or by which Guarantor or Guarantor's property is bound, and this Agreement is a valid and binding obligation of Guarantor enforceable in accordance with its terms;

          (c) There is no litigation, proceeding or investigation pending or, to the knowledge of Guarantor, threatened against Guarantor, the adverse result of which might in any material respect affect the business, properties or financial condition of Guarantor or the performance by Guarantor of its obligations hereunder except such as has been disclosed to Bank in writing, and

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     Guarantor is not in violation in any material respect of any statute, rule, order or regulation of any governmental body applicable to Guarantor;

          (d) The balance sheet and related statements of operations, cash flows and shareholders' equity of Guarantor as of March 31, 1994 are complete and correct, were prepared in accordance with generally accepted accounting principles consistently applied and fairly set forth the financial condition of Guarantor as of the date thereof and the results of Guarantor's operations for the period covered thereby; said balance sheet accurately reflects all liabilities of Guarantor, direct or contingent, as of the date thereof; and there has occurred no material adverse change in the financial condition of Guarantor as shown therein since the date thereof, except such changes as have been heretofore disclosed to Bank in writing; and

          (e) Guarantor has filed all federal, state and local tax returns required to be filed (or has obtained valid extensions of the dates on which such returns are required to be filed) and has paid all taxes as shown on the said returns to be due.

     3. Covenants of Guarantor.

     (a) Guarantor will furnish Bank with all of the financial and other information and reports described in Section 9(a)(i) of the Loan Agreement at the times required thereby.

     (b) Guarantor will not incur, create, assume or permit to exist any Debt (as hereinafter defined) as to which it is the obligor or which is secured by any of its assets, other than Debt which is reflected on Guarantor's March 31, 1994 balance sheet and Debt which is incurred after such date in the ordinary course of Guarantor's business. Guarantor will notify Bank promptly following the incurrence of any such additional Debt. 'Debt' shall mean (i) all obligations of Guarantor for borrowed money, (ii) all obligations of Guarantor evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of Guarantor upon which interest charges are customarily paid, (iv) all obligations of Guarantor under conditional sale or other title retention agreements relative to property purchased by Guarantor, (v) all obligations of Guarantor issued or assumed as the deferred purchase price of property or services, excluding any lease which should, in accordance with generally accepted accounting principles, be treated as an operating lease, (vi) all obligations of Guarantor as lessee under any lease which shall have been or should be, in accordance with generally accepted accounting principles, treated as a capital lease, (vii) all obligations of Guarantor under direct or indirect guarantees in respect of, and all obligations (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss in respect of, indebtedness of any other person and (viii) any indebtedness for borrowed money, secured by a lien or encumbrance on any of its assets.

     (c) Guarantor will not mortgage, encumber, grant a security interest in or otherwise create or file or suffer to be created or filed or continued any lien on any of its assets, and Guarantor will not enter into any agreement or understanding with any other person or entity which would similarly limit or restrict its ability to mortgage, encumber or create a lien on its assets.

     (d) Guarantor shall at all times (i) maintain its status as a qualified real estate investment trust under the Internal Revenue Code and applicable regulations thereunder, and (ii) cause its shares to be listed on the New York Stock Exchange.

     (e) Guarantor shall not directly or indirectly dividend or distribute to its shareholders more than 100% of its Funds from Operations calculated on a rolling four quarter basis. Notwithstanding the foregoing, Guarantor may make dividends and distributions to its shareholders to the extent necessary for Guarantor to pay dividends necessary to maintain its status as a real estate investment trust under the Internal Revenue Code, provided that if Guarantor loses its status as a qualified real estate investment trust under the Internal Revenue Code, it shall make no such dividends or distributions. 'Funds from Operations' shall mean Guarantor's net income on a consolidated basis (computed in accordance with generally accepted accounting principles consistently applied), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In determining Guarantor's net income for the fiscal year ending December 31, 1994, non-cash charges of $3,843,000 related to the payment

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made to Equitable Real Estate Management, Inc. (the 'Advisor') in connection with the termination of the Advisory Agreement dated as of January 1, 1991 between the Borrower and Compass Retail, a subsidiary of the Advisor, shall not be deducted as an expense. The Guarantor funded this expense through the issuance of 308,933 common shares of the Guarantor to the Advisor in the first quarter of 1994.

     (f) Guarantor shall not wind-up, liquidate or dissolve its affairs, or enter into any transactions of merger or consolidation or change or suffer or permit any change in its ownership structure as a result of which Myles Tanenbaum owns and controls, directly or indirectly, less than 5% of the outstanding voting stock of Guarantor or employ any person other than Myles Tanenbaum as the chief executive officer of Guarantor except as a result of his death or disability.

     (g) Guarantor shall at all times maintain ownership of 100% of the voting capital stock of Borrower.

     (h) Guarantor shall make available to Borrower by capital contribution or loan, and cause Borrower to repay the outstanding principal amount of the Notes and permanently to reduce the Revolving Credit Commitment by, an amount equal to any net proceeds received by Guarantor from any additional equity offering or line of credit made available to it by a third party.

     4. Events of Default. Each of the following shall constitute an 'Event of Default' hereunder:

          (a) If Guarantor shall fail to pay any sum due hereunder when the same is due and payable; or

          (b) If Guarantor fails to perform any of the terms, agreements or covenants herein, and such failure shall continue for thirty (30) days after written notice of such default from Bank to Guarantor; or

          (c) If there shall occur a material adverse change in the financial condition of Guarantor; or

          (d) If Guarantor makes an assignment for the benefit of its creditors or a composition with its creditors, or is unable or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt, or files a petition or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there is commenced against it any such proceeding which shall remain undismissed for a period of 30 days, or an order for relief, order, judgment or decree approving the petition in any such proceeding is entered; or

          (e) If any litigation or administrative proceeding ensues involving this Agreement or Guarantor, and the adverse result of any litigation or proceeding would have, in Bank's opinion, a materially adverse effect on Guarantor's ability to perform its obligations hereunder, and an adverse result is reasonably anticipated by Bank; or

          (f) If any statement, representation or warranty by Guarantor with respect to any transaction or thing contemplated by or set forth in this Agreement or in any instrument or document delivered to Bank in connection herewith proves to have been materially false or misleading when made.

     5. General Terms and Conditions.

     (a) All payments by Guarantor hereunder shall be made in Dollars of the United States of America.

     (b) Guarantor hereby waives (i) notice of acceptance of this Agreement and of any action by Bank in reliance thereon, (ii) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations, and giving any notice of default or other notice to, or making any demand on anyone (including without limitation Borrower and Guarantor) liable in any manner for the payment of the Obligations, (iii) any right to require Bank to proceed

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initially against Borrower or any of the Collateral upon any default in the payment or performance of the Obligations, and (iv) notice of any election by Bank to sell any of the property mortgaged, assigned or pledged as security for any of the Obligations at a public or private sale, provided that nothing contained in this paragraph shall be deemed to be a waiver of any notice expressly required to be given to Borrower pursuant to the Loan Agreement.

     (c) Bank may at any time and from time to time without the consent of or notice to Guarantor and without impairing or releasing the obligations of Guarantor hereunder (i) exercise or refrain from exercising any right or remedy against Borrower or others, including without limitation Guarantor, or against any of the Collateral and (ii) modify, amend, extend, supplement or waive or consent to the breach of any provision of the Notes, the Loan Agreement or any of the Collateral, to which modifications, amendments, extensions, supplements, waivers and consents Guarantor hereby assents. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of Borrower's liability under the Notes, the Loan Agreement or any of the Collateral arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against Borrower shall not affect, modify, limit or discharge the liability of Guarantor in any manner and this Guaranty shall remain in full force and effect and shall be enforceable against Guarantor to the same extent and with the same effect as if such proceedings had not been instituted.

     (d) The guaranty and surety contained in paragraph 1 hereof is absolute and unconditional, primary, direct and immediate and shall be valid and binding upon Guarantor regardless of (i) any invalidity, irregularity, defect or unenforceability of or in the Notes, the Loan Agreement or any of the Collateral or any other obligation or agreement of Borrower or Guarantor, (ii) any action or inaction by Bank or other occurrence referred to in subsection 5(c) above, or
(iii) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, Borrower or a guarantor, by operation of law.

     (e) No failure or delay on the part of Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Bank hereunder are cumulative and concurrent and not exclusive of any other rights or remedies Bank may have.

     (f) No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature that Guarantor has or may have against Borrower or Bank shall affect, modify or impair Guarantor's obligations hereunder. Guarantor hereby waives any claim, remedy or other right it may now or hereafter acquire against Borrower or any other person that arises from the existence or performance of the Obligations, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification against Borrower or other persons or any right to participate in the Collateral, whether or not such claim, remedy or right arises in equity, under contract, statute or common law.

     (g) Upon the occurrence and during the continuance of any Event of Default Bank is hereby authorized at any time and from time to time to set off any or all of the property of Guarantor in Bank's possession (including all deposits and other indebtedness owing by Bank to or for the credit or the account of Guarantor) at or subsequent to the occurrence of the Event of Default against any and all of the obligations of Guarantor now or hereafter existing under this Agreement, irrespective of whether or not Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured.

     (h) For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, Guarantor hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the Commonwealth of Pennsylvania or of any federal court located in Pennsylvania including without limitation, the Court of Common Pleas of Philadelphia County and the Federal District Court for the Eastern District of Pennsylvania, and irrevocably agrees to service of process by certified mail, return receipt requested, postage prepaid, to its address set forth at the beginning of this Agreement.

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Guarantor irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon Guarantor. The provisions of this paragraph shall not limit or otherwise affect the right of Bank to institute and conduct an action in any other appropriate manner, jurisdiction or court.

     (i) BANK AND GUARANTOR HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT.

     6. Termination. This Agreement shall terminate and be of no further force or effect upon the payment in full of all of the Obligations and termination of Bank's obligations under the Loan Agreement, provided that this Agreement shall continue to be effective or be reinstated, (as the case may be) if at any time payment of any of the Obligations is refunded or must otherwise be returned by Bank upon the bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under state or federal law, all as though such payment had not been made.

     7. Miscellaneous.

     (a) This Agreement shall be binding upon Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Bank and its successors and assigns.

     (b) Any notice, demand or request under this Agreement shall be in writing, and shall be delivered by personal service or shall be sent by recognized overnight courier or shall be sent by postage prepaid, first class mail, addressed, if to Guarantor or Bank, at the respective address set forth in the heading of this Agreement, or at such other address as the addressee may designate in writing. Each notice, demand or request hereunder shall be deemed given on the date it is delivered, in the case of personal service or overnight courier, or the date it is deposited with the Postal Service, in the case of first class mail.

     (c) No amendment, modification or release from or waiver of any provision hereof shall be effective unless in writing and signed by Bank and shall be effective only in the specific instance and for the specific purpose for which given.

     (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) This Agreement and the rights and obligations hereunder shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania.

     (f) The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

     (g) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Bank in order to effect the provisions hereof.

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

                                          ARBOR PROPERTY TRUST

                                          By: __________________________________
                                          Title: _______________________________

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